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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-70530, 333-63517 and 333-45144) pertaining to the Amended and Restated Carreker Corporation 1994 Long Term Incentive Plan and the Carreker Corporation Director Stock Option Plan of our reports dated April 6, 2005, with respect to the consolidated financial statements of Carreker Corporation, Carreker Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Carreker Corporation, included in this Annual Report (Form 10-K) for the year ended January 31, 2005.

                      /s/ ERNST & YOUNG LLP

Dallas, Texas
April 6, 2005

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM